Exhibit 99.1

NEWS RELEASE

Olympic Steel Announces Nomination of Idalene F. Kesner, Ph.D.
to Serve on Board of Directors

Distinguished Corporate Governance Scholar and Dean of Indiana University’s Kelley School of Business will be Presented for Election at the Company’s Annual Meeting on May 3

CLEVELAND – Feb. 22, 2018 – Olympic Steel Inc. (Nasdaq: ZEUS), a leading national metals service center, today announced the nomination of Idalene ‘Idie’ Kesner, Ph.D. to serve as an independent director on the Company’s Board of Directors.

Dr. Kesner is the Dean and Frank P. Popoff Chair of Strategic Management at Indiana University’s Kelley School of business. Her nomination for a two-year term will be presented for shareholder vote at the Company’s 2018 annual meeting of shareholders. Subject to shareholders approving Dr. Kesner’s election, the Company’s Board of Directors will include nine directors.

“Idie will be a strong asset for our board. She has exceptional business acumen and experience with a wide range of strategic matters that can enhance shareholder value,” said Honorable Dirk Kempthorne, chair of the Board’s nominating committee. “We look forward to her fellow stewardship.”

Dr. Kesner is the first woman to lead the nationally acclaimed Kelley School of Business at Indiana University, in Bloomington, Indiana, a position she has held since 2013. She has taught in more than 100 executive programs and served as a consultant on strategic issues for many national and multi-national organizations. Her published research has focused on corporate board composition, chief executive succession, corporate governance; and mergers and acquisitions.

Dr. Kesner earned her Master of Business Administration degree, and a doctorate, also in business administration, from Indiana University. She received a bachelor’s degree in business administration from Southern Methodist University in Dallas, Texas.

About Olympic Steel

Founded in 1954, Olympic Steel is a leading U.S. metals service center focused on the direct sale and distribution of large volumes of processed carbon, coated and stainless flat-rolled sheet, coil and plate steel and aluminum products. The Company’s CTI subsidiary is a leading distributor of steel tubing, bar, pipe, valves and fittings, and fabricates pressure parts for the electric utility industry. Headquartered in Cleveland, Ohio, Olympic Steel operates from 30 facilities in North America.

For additional information, please visit the Company’s website at www.olysteel.com or http://ir.olysteel.com/Contact_Us?BzID=2195

Additional Information

In connection with the Company’s 2018 annual meeting, the Company will file a proxy statement with the SEC. The definitive proxy statement will be sent or given to the Company’s shareholders and will contain important information about the 2018 annual meeting, including the election of directors. THE COMPANY’S SHAREHOLDERS ARE ENCOURAGED TO READ IN THEIR ENTIRETY THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE. Investors and security holders will be able to obtain a copy of the definitive proxy statement (when it is available) and any other relevant documents filed with the SEC free of charge at the SEC’s website, www.sec.gov.

Certain Information Concerning Participants

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the 2018 annual meeting. Information concerning the Company’s participants is set forth in its proxy statement for its 2018 annual meeting of shareholders and its most recent annual report on Form 10-K. These documents may be obtained for free at the SEC’s website, www.sec.gov. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the 2018 annual meeting will be included in the definitive proxy statement and any other relevant materials to be filed with the SEC when they become available.

Contact:

Matthew J. Dennis, CFA

Olympic Steel Investor Relations

(216) 672-0522